UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 25, 2005

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2099 Pennsylvania Ave., N.W., 12th Floor, Washington, D.C.	20006-1813
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 25, 2005, Danaher Corporation, a Delaware corporation (“Danaher”), Edelweiss Holdings ApS, a Danish corporation and an indirect, wholly-owned subsidiary of Danaher (“Offeror”), and Leica Geosystems Holdings AG, a Swiss corporation (“Leica Geosystems”), entered into a transaction agreement. Under the terms of the agreement, Offeror will commence a cash tender offer for all of the outstanding shares of common stock, nominal value of CHF50 per share, of Leica Geosystems for a purchase price of CHF 500 per share (approximately USD$386 per share) for an aggregate price of approximately USD$950 million, including transaction costs and net of estimated cash to be acquired. Danaher expects to assume approximately USD$80 million of debt in connection with the acquisition. Following successful completion of the tender offer, if Danaher acquires at least 90% of the outstanding shares it intends to acquire any untendered shares pursuant to a short-form merger in accordance with Swiss law or, absent acquiring at least 90% of the outstanding shares, Danaher will hold a controlling interest in Leica Geosystems.

The Board of Directors of Leica Geosystems has recommended that the shareholders of Leica Geosystems accept the tender offer. The offer is subject to customary conditions, including tender of more than two-thirds of the outstanding stock into the offer, regulatory approvals and the absence of a material adverse effect with respect to Leica Geosystems. Prior to the announcement of the offer, Offeror acquired 95,000 Leica Geosystems shares, or approximately 4% of the total outstanding shares. Offeror has also entered into an agreement with a holder of 146,331 Leica Geosystems shares, or approximately 6% of the total outstanding shares, pursuant to which the holder has agreed to tender the holder’s shares into Danaher’s offer subject to specified terms and conditions.

Leica Geosystems, headquartered in Heerbrugg, Switzerland, with annual revenues of approximately USD$600 million, is a worldwide leader in instruments for measuring geospatial parameters.

The foregoing description of the transaction agreement does not purport to be complete and is qualified in its entirety by reference to the transaction agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

The following exhibit is filed herewith:

2.1	Transaction Agreement, dated as of July 25, 2005 (Pursuant to Section 601(b)(2) of Regulation S-K, annexes to this agreement are omitted but will be provided supplementally to the Commission upon request)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ Daniel L. Comas
Name:	Daniel L. Comas
Title:	Executive Vice President and Chief Financial Officer

Dated: July 26, 2005

EXHIBIT INDEX

Exhibit No.	Document
2.1	Transaction Agreement, dated as of July 25, 2005 (Pursuant to Section 601(b)(2) of Regulation S-K, annexes to this agreement are omitted but will be provided supplementally to the Commission upon request)